Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2024, with respect to the consolidated financial statements of OneStream Software LLC included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-280573) and related Prospectus of OneStream, Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

Detroit, Michigan

July 15, 2024